Exhibit 99.1

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
          For Immediate Release
AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

BRENTWOOD, Tenn. (March 5, 2009) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced its financial results for the fourth quarter and year ended December 31, 2008.
Revenues for the fourth quarter of 2008 were $67.8 million compared to $71.5 million for the fourth quarter of 2007, representing a decrease of $3.7 million, or 5.2%. Revenues for the year ended December 31, 2008 were $266.9 million compared to $293.0 million for the same period in 2007, representing a decrease of $26.1 million, or 8.9%. The revenue decreases for the fourth quarter and year were primarily attributable to a change in inhalation drug product mix and the Company’s de-emphasis of less profitable product lines such as non-respiratory durable medical equipment and infusion therapy.
Operating expenses declined in the fourth quarter of 2008 compared to the fourth quarter of 2007 by approximately $3.1 million, or 8.6%. Operating expenses for the year ended December 31, 2008 compared to the same period in 2007 declined by $7.1 million, or 5.1%. The decreases in operating expenses for the fourth quarter and year were primarily the result of improved operating efficiencies associated with the Company’s branches and billing centers, resulting in reduced operating costs. Areas of focus have included centralization of certain customer service functions, consolidation of branches and branch functions, improved routing and delivery systems, and more effective utilization of leased space.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. Adjusted EBITDA (EBITDA excluding discontinued operations and change of control expense) was $14.2 million, or 20.9% of net revenue, for the fourth quarter of 2008 compared to $13.7 million, or 19.2% of net revenue, for the same period of 2007. Adjusted EBITDA was $51.5 million, or 19.3% of net revenue for the year ended December 31, 2008 compared to $52.7 million, or 18.0% of net revenue, for the same period of 2007. The improvement in adjusted EBITDA as a percentage of net revenue in the fourth quarter and current year is attributable to improved operating efficiencies resulting in reduced operating costs and improved accounts receivable collection processes resulting in reduced bad debt expense.
Net income for the fourth quarter of 2008 was $1.5 million, or $0.09 per diluted share, compared to a net loss of $(0.3) million, or $(0.02) per diluted share, for the fourth quarter of 2007. Net income for the year ended December 31, 2008 was $0.5 million, or $0.03 per diluted share, compared to a net loss of $(5.5) million, or $(0.31) per diluted share, for the same period of 2007. The comparison of net income for the year ended December 31, 2008 to the same period in 2007 was affected by the recording in 2007 of a change of control expense of $5.6 million, partially offset by a gain on discontinued operations of $1.8 million. The improvement in net income in the fourth quarter and current year, excluding the change of control expense and gain on discontinued operations in 2007, is primarily the result of the improved operating efficiencies and improved accounts receivable collection processes, as mentioned above.
American HomePatient, Inc. is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the upcoming maturity of the Company’s secured debt, current and future reimbursement rates, and reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

American HomePatient, Inc.	Schedule A
Summary Financial Data (In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

	(unaudited)		(unaudited)

Revenues, net	$67,805	$71,469	$266,854	$293,027
Cost of sales and related services	15,299	15,529	56,612	70,601
Cost of rentals and other revenues, including rental equipment depreciation	8,217	10,040	34,682	41,412
Operating expenses	32,617	35,681	132,931	140,028
Bad debt expense	614	1,250	4,635	8,164
General and administrative expenses	5,320	5,218	19,841	19,194
Depreciation, excluding rental equipment, and amortization	1,012	986	4,102	3,361
Interest expense, net	3,860	3,755	15,618	15,828
Other income, net	(389)	(721)	(1,040)	(2,249)
Change of control (income) expense	(3)	60	(77)	5,637
Earnings from unconsolidated joint ventures	(1,795)	(1,540)	(6,201)	(5,754)

Income (loss) from continuing operations before income taxes	3,053	1,211	5,751	(3,195)

Provision for income taxes	1,362	1,196	5,054	4,097

Net income (loss) from continuing operations	1,691	15	697	(7,292)

Discontinued operations:
(Loss) income from discontinued operations, including gain on disposal	(183)	(360)	(183)	1,770

Net income (loss)	$1,508	$(345)	$514	$(5,522)

Basic income (loss) per common share — Continuing operations	$0.10	$—	$0.04	$(0.41)
Basic (loss) income per common share — Discontinued operations	(0.01)	(0.02)	(0.01)	0.10

Basic income (loss) per common share	$0.09	$(0.02)	$0.03	$(0.31)

Diluted income (loss) per common share — Continuing operations	$0.10	$—	$0.04	$(0.41)
Diluted (loss) income per common share — Discontinued operations	(0.01)	(0.02)	(0.01)	0.10

Diluted income (loss) per common share	$0.09	$(0.02)	$0.03	$(0.31)

	December 31,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$13,488	$11,018
Restricted cash	250	250
Net patient receivables	38,284	44,549
Other receivables	777	593

Total receivables	39,061	45,142
Net inventories	10,789	11,616
Other current assets	9,863	13,099

Total current assets	73,451	81,125
Property and equipment, net	32,042	40,731
Goodwill	122,093	122,093
Other assets	26,940	26,179

Total Assets	$254,526	$270,128

Current portion of long-term debt and capital leases	$234,259	$8,221
Accounts payable	11,989	16,558
Other current liabilities	24,535	31,500

Total current liabilities	270,783	56,279

Long-term debt and capital leases, less current portion	51	236,189
Deferred tax liability	7,841	3,474
Other noncurrent liabilities	8	51

Total liabilities	278,683	295,993

Minority interest	462	550

Total shareholders’ deficit	(24,619)	(26,415)

Total Liabilities and Shareholders’ Deficit	$254,526	$270,128

American HomePatient, Inc.	Schedule B
Reconciliation of Non-GAAP Financial Measurements to GAAP Financial Statements (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

	(unaudited)		(unaudited)

Net income (loss)	$1,508	$(345)	$514	$(5,522)

Add:

Provision for income taxes	1,362	1,196	5,054	4,097

Interest expense, net	3,860	3,755	15,618	15,828

Rental equipment depreciation	6,263	7,718	26,085	31,055

Other depreciation and amortization (Note A)	1,012	986	4,102	3,361

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$14,005	$13,310	$51,373	$48,819

Change of control (income) expense (Note B)	(3)	60	(77)	5,637

Discontinued operations (Note C)	183	360	183	(1,770)

Adjusted EBITDA	$14,185	$13,730	$51,479	$52,686

Note A: Includes depreciation expense related to discontinued operations for three months and twelve months ended December 31, 2007. No depreciation expense related to discontinued operations for the three months and twelve months ended December 31, 2008.
Note B: Change of control (income) expense is excluded to determine adjusted EBITDA, as the (income) expense is non-recurring.
Note C: Discontinued operations are excluded to determine adjusted EBITDA, as the gain on disposal and related operations are non-recurring.